Exhibit (s)(d)


                                POWER OF ATTORNEY


     We, the undersigned officers of Senior Debt Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Advisers Senior Floating-Rate Fund with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

      Signature                        Title                          Date
      ---------                        -----                          ----


/s/ Scott H. Page          President, Principal Executive       December 4, 2002
-------------------------  Officer
Scott H. Page


/s/ Barbara E. Campbell    Treasurer and Principal Financial    December 4, 2002
-------------------------  and Accounting Officer
Barbara E. Campbell